                                                                   EXHIBIT 99.05

                                                AMBAC FINANCIAL GROUP, INC.
                                                One State Street Plaza
                                                New York, NY  10004
                                                212.668.0340



                                                                    NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE

                                         Investor/Media Contact:  Brian S. Moore
                                                                  (212) 208-3333
                                                         Website:  www.ambac.com



                     AMBAC FINANCIAL GROUP, INC. ANNOUNCES
               FOURTH QUARTER NET INCOME OF $58.9 MILLION, UP 13%


          FOURTH QUARTER CORE EARNINGS PER DILUTED SHARE /(1)/ UP 16%,
               OPERATING EARNINGS PER DILUTED SHARE /(1)/ UP 21%

          FOURTH QUARTER ADJUSTED GROSS PREMIUMS WRITTEN /(2)/ UP 36%

January 29, 1998-New York, NY: Ambac Financial Group, Inc. (NYSE: ABK) (Ambac) today announced fourth quarter 1997 net income of $58.9 million or $0.83 in net income per diluted share. This represents a 13% increase from fourth quarter 1996 net income of $52.0 million, and a 14% increase in net income per diluted share from $0.73 for the prior period. Under new accounting standards, all companies must now present net income per share on a diluted basis (see Table
I).

For the full year 1997 net income was $223.0 million, a 19% decline from 1996 net income of $276.3 million. Net income per diluted share of $3.13 in 1997 decreased 20% from $3.91 in 1996. The decrease in net income was attributable to a one-time gain from the sale of an affiliate in 1996.

Commenting on the results, Ambac Chairman and CEO, Phillip B. Lassiter noted, "The final quarter of the year was strong across the board with excellent demand for our services that translated into record adjusted gross premiums written.
We are well positioned, with strong momentum, as we enter 1998."

                                    -MORE-

AMBAC FOURTH QUARTER 1997 EARNINGS/2


NET INCOME PER SHARE
--------------------
Under new accounting standards that went into effect for year end 1997, companies must now report net income per diluted share in addition to net income
per share.   Net income per  share is determined by dividing net income by the weighted average number of common shares outstanding for the period. Net income per diluted share reflects the potential dilution that would occur if securities, such as employee stock options, were exercised.

In addition to net income per share, Ambac presents core earnings and operating earnings, as discussed in Footnote 1. These measures, though not substitutes for net income, are useful for analysis in that they eliminate certain items, such as capital gains or losses or the effect of refundings, to highlight the more consistent elements of earnings.

The following table shows per share and diluted per share net income, operating earnings and core earnings:

                                    TABLE I

                                                 4TH QUARTER         FULL YEAR
                                                1997    1996      1997      1996
                                                ----    ----      ----      ----
Net income per share                            $0.84   $0.74       $3.19   $3.95
Net income per diluted share                    $0.83   $0.73       $3.13   $3.91
Operating earnings per share                    $0.83   $0.69       $3.03   $2.69
Operating earnings per diluted share            $0.82   $0.68       $2.97   $2.66
Core earnings per  share                        $0.74   $0.64       $2.80   $2.44
Core earnings per diluted share                 $0.73   $0.63       $2.75   $2.41

REVENUES
--------
Total revenues in the fourth quarter 1997 were $102.4 million, an increase of 18% from $87.1 million in revenues for the fourth quarter of 1996. For the full year 1997 total revenues were $381.8 million, a decrease of 16% from revenues of $452.9 million in 1996. This decrease was primarily due to a gain from the sale of an affiliate in 1996.

Lassiter also noted, "Although pricing pressures persisted in the municipal market during 1997, we were able to pick up writings in the final quarter as a result of winning some large individual deals at acceptable returns. In addition, new business in the structured and asset-backed markets, both domestically and internationally, continued to grow at rapid rates. Volume for 1998 in all markets appears promising, particularly if long rates remain in the current band or lower."


                                    -MORE-

AMBAC FOURTH QUARTER 1997 EARNINGS/3


Highlights

 .    Adjusted gross premiums written/(2)/ in the fourth quarter of 1997 of
     $123.0 million grew 36% from $90.6 million of adjusted gross premiums written in the fourth quarter of 1996. Adjusted gross premiums written for the full year 1997 of $339.6 million represented a 15% increase over the comparable 1996 figure of $296.4 million. For 1997, a 5% decline in municipal policies was more than offset by a 77% increase in domestic structured finance policies and a 93% increase in international policies.

 .    Net premiums earned for the fourth quarter of 1997 of $44.9 million represented a 28% increase from the $35.0 million earned in the fourth quarter of 1996. This increase was almost equally attributable to net premiums earned on the underlying book of insured business and accelerated earnings from refunding activity in the quarter.

 .    Net premiums earned for the full year 1997 of $154.0 million grew by 13%
     over $136.6 million of net premiums earned for 1996. The increase is due to higher premiums earned on the underlying book of insured business. These higher premiums were partially offset by a $3.3 million decline in accelerated premiums.

 .    Net investment income for the fourth quarter 1997 of $41.9 million increased 11% from $37.7 million in the comparable period of 1996. Net investment income for the full year 1997 of $159.7 million increased 10% from $144.9 million in 1996. Ambac earned higher investment income primarily due to increased cash flow from premiums written, partially offset by slightly lower market yields.

 .    Financial management services income of $12.8 million in the fourth quarter more than doubled, rising from $5.8 million in the fourth quarter 1996. Financial management services income for the full year 1997 of $35.2 million increased 60% from full year 1996 income of $22.0 million. These increases reflect revenues of Cadre Financial Services, acquired at the end of 1996, and higher revenues from investment agreements and interest rate swaps.


EXPENSES
--------
Highlights

 .    Financial guarantee insurance expenses of $12.4 million for the fourth quarter 1997 increased by 31.9% over the $9.4 million of expenses for the same quarter of 1996. This increase is primarily due to the effect that refundings have on the recognition of expenses. Financial guarantee insurance expenses for all of 1997 were $43.5 million, an increase of 6.1% from $41.0 million in 1996.

                                    -MORE-

AMBAC FOURTH QUARTER 1997 EARNINGS/4


 .    Financial management services expenses for the fourth quarter of 1997 of
     $7.8 million represented a 73% increase from $4.5 million in fourth quarter of 1996. This increase reflects expenses for Cadre Financial Services, acquired in late 1996, and start-up expenses for Ambac Connect, the new electronic commerce initiative.

 .    Financial management services expenses for the full year 1997 of $28.0 million more than doubled from $12.0 million in 1996. In addition to Cadre and Ambac Connect, 1997 expenses include a $3.5 million restructuring charge ($0.03 per diluted share) to consolidate operations in New York.


BALANCE SHEET ITEMS
--------------------
Highlights

 .    Total assets as of December 31, 1997 were $8.25 billion, an increase of 40%
     over $5.88 billion at December 31, 1996. The increase was primarily due to the increased volume in investment agreements, payment agreements, cash flow from operations and the acquisition of Connie Lee Insurance Company in December.

 .    As of December 31, 1997, the stockholders' equity was $1.87 billion, an increase of 16% from $1.62 billion at year-end 1996. This increase was primarily due to net income for the year and an unrealized gain on investments of $76.2 million, partially offset by dividends to shareholders.


REGULAR CASH DIVIDEND DECLARED
------------------------------
The Board of Directors of Ambac Financial Group, Inc. declared the regular quarterly cash dividend of $0.09 per share of common stock. The dividend is payable on March 4, 1998 to stockholders of record on February 10, 1998.


ANNUAL MEETING OF STOCKHOLDERS
------------------------------
The Board of Directors also set the 1998 Annual Meeting of Stockholders for Wednesday, May 13, 1998, at 11:30 a.m. in New York City. The record date for determining stockholders entitled to notice of, and to vote at, the annual meeting will be the close of business, March 23, 1998.


                            ************************

Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantee insurance and financial management services to clients in both the public and private sectors in the U.S. and abroad. Ambac's principal operating subsidiary, Ambac Assurance Corporation, a leading insurer of municipal and structured finance obligations, has earned triple-A claims-paying ability ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Ratings Group, Fitch IBCA, Inc. and Nippon Investors Service, Inc. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).

                            ************************


                                    -MORE-

AMBAC FOURTH QUARTER 1997 EARNINGS/5


FOOTNOTES
---------
NOTE: Per share data has been retroactively adjusted to reflect the two-for-one stock split effective September 10, 1997.

(1) Core earnings and operating earnings are not substitutes for net income computed in accordance with Generally Accepted Accounting Principles (GAAP), but are important measures used by management, equity analysts and investors to measure the Ambac's financial results. Core earnings, which Ambac reports as analytical data, exclude the effect on consolidated net income from net realized gains and losses, net insurance premiums earned from refundings and calls and certain non-recurring items. The definition of core earnings used by Ambac may differ from definitions of core earnings used by other public holding companies of financial guarantee insurers.

(2) Adjusted gross premiums written, which is not promulgated under GAAP, is used by management, equity analysts and investors to measure the Ambac's financial results. Adjusted gross premiums written, which Ambac reports as analytical data, is defined as gross up-front premiums written plus the present value of estimated future installment premiums written in the period. The definition of adjusted gross premiums written used by Ambac may differ from definitions of adjusted gross premiums written used by other public holding companies of financial guarantee insurers.


                            --TABLES WILL FOLLOW--

                 Ambac Financial Group, Inc. and Subsidiaries
                     Consolidated Statements of Operations
               For the Periods Ended December 31, 1997 and 1996
                 (Dollars in Thousands Except Share Data) (1)

                                                    Three Months Ended              Years Ended
                                                        December 31,                December 31,
                                                 -----------------------       -----------------------
                                                   1997           1996            1997          1996
                                                 --------       --------       ---------      --------
Revenues:
  Financial Guarantee Insurance:
     Gross premiums written                       $   108,260    $    71,193    $   286,163    $   247,208
     Ceded premiums written                           (13,330)        (8,532)       (32,452)       (37,793)
                                                  -----------    -----------        -------    -----------
       Net premiums written                            94,930         62,661        253,711        209,415

     Increase in unearned premiums                    (50,021)       (27,615)       (99,711)       (72,786)
                                                  -----------    -----------        -------    -----------
       Net premiums earned                             44,909         35,046        154,000        136,629

     Net investment income                             41,895         37,729        159,709        144,941
     Net realized gains (losses)                        2,862          4,594         21,084        (20,531)
     Other income                                         133            328          4,402          5,261
  Financial Management Services:
     Income                                            12,815          5,814         35,249         21,973
     Net realized gains (losses)                       (1,785)           408           (637)           393
  Other:
     Income                                             1,616          2,486          7,207          7,929
     Net realized gains                                 -                700            748        156,313
                                                  -----------    -----------        -------    -----------

       Total revenues                                 102,445         87,105        381,762        452,908
                                                  -----------    -----------       --------    -----------

Expenses:
  Financial Guarantee Insurance:
     Losses and loss adjustment expenses                  732            (33)         2,854          3,778
     Underwriting and operating expenses               11,675          9,437         40,672         37,182
  Financial Management Services (2)                     7,788          4,473         27,993         12,040
  Interest                                              5,411          5,252         21,346         20,925
  Other                                                   712          1,939          2,901          3,477
                                                  -----------    -----------       --------    ----------

       Total expenses                                  26,318         21,068         95,766         77,402
                                                  -----------    -----------       --------    -----------

Income before income taxes                             76,127         66,037        285,996        375,506
Provision for income taxes                             17,243         14,048         62,966         99,189
                                                  -----------    ----------        --------    -----------

       Net income                                 $    58,884    $    51,989    $   223,030    $   276,317
                                                  ===========    ===========        =======    ===========


       Net income per share                       $      0.84    $      0.74    $      3.19    $      3.95
                                                  ===========    ===========        =======    ===========

       Net income per diluted share               $      0.83    $      0.73    $      3.13    $      3.91
                                                  ===========    ===========        =======    ===========

Weighted average number of
  shares outstanding                               70,000,959     69,968,680     69,988,497     69,929,628
                                                  ===========    ===========    ===========    ===========

Weighted average number of diluted
  shares outstanding                               71,334,503     70,834,078     71,227,347     70,748,470
                                                  ===========    ===========    ===========    ===========

(1) Per share data has been retroactively adjusted to reflect the two-for-one stock split effective September 10, 1997.

(2)  Full year 1997 includes a $3.5 million restructuring charge.

                 Ambac Financial Group, Inc. and Subsidiaries
                          Consolidated Balance Sheets
                    December 31, 1997 and December 31, 1996
                 (Dollars in Thousands Except Share Data) (1)


                                                                            December 31, 1997                    December 31, 1996
                                                                            -----------------                    -----------------
Assets
------

Investments:
    Fixed maturity securities, at fair value
           (amortized cost of $6,661,928 in 1997 and $4,979,017 in 1996)         $  6,773,844                         $  5,088,031
    Short-term investments, at cost (approximates fair value)                         136,278                              112,511
    Preferred stock                                                                     5,000                                    -
                                                                                 ------------                         ------------
           Total investments                                                        6,915,122                            5,200,542

Cash                                                                                    9,256                                7,734
Securities purchased under agreements to resell                                        85,466                              201,169
Receivable for municipal investment agreements                                              -                               33,299
Receivable for securities sold                                                        106,246                               18,467
Investment income due and accrued                                                      78,690                               65,920
Deferred acquisition costs                                                            105,996                               94,212
Reinsurance recoverable                                                                 4,219                                  393
Prepaid reinsurance                                                                   183,492                              168,786
Loans                                                                                 503,192                                    -
Receivable from broker                                                                183,041                                    -
Other assets                                                                           75,002                               85,836
                                                                                 ------------                         ------------
           Total assets                                                          $  8,249,722                         $  5,876,358
                                                                                 ============                         ============

Liabilities and Stockholders' Equity
------------------------------------

Liabilities:
    Unearned premiums                                                            $  1,178,990                         $   991,224
    Losses and loss adjustment expenses                                               103,345                              60,613
    Ceded reinsurance balances payable                                                  9,258                               7,438
    Obligations under investment and payment agreements                             3,230,052                           2,417,817
    Obligations under investment repurchase agreements                              1,090,912                             336,773
    Deferred income taxes                                                             135,228                              80,086
    Current income taxes                                                                9,016                               6,538
    Debentures                                                                        223,864                             223,798
    Accrued interest payable                                                           46,017                              29,958
    Accounts payable and other liabilities                                             75,170                              57,689
    Payable for securities purchased                                                  275,388                              49,408
                                                                                 ------------                         -----------
           Total liabilities                                                        6,377,240                           4,261,342
                                                                                 ============                         ===========

Stockholders' equity:
    Preferred stock                                                                         -                                   -
    Common stock                                                                          707                                 353
    Additional paid-in capital                                                        500,107                             498,401
    Unrealized gains on investments, net of tax                                       135,066                              58,911
    Retained earnings                                                               1,262,740                           1,072,418
    Cumulative translation adjustment                                                     157                                   -
    Common stock held in treasury at cost                                             (26,295)                            (15,067)
                                                                                 ------------                         -----------
           Total stockholders' equity                                               1,872,482                           1,615,016
                                                                                 ------------                         -----------
           Total liabilities and stockholders' equity                            $  8,249,722                         $ 5,876,358
                                                                                 ============                         ===========

Number of shares outstanding (net of treasury shares)                            $ 69,947,437                          70,180,770
                                                                                 ============                         ===========
Book value per share                                                                   $26.77                              $23.01
                                                                                 ============                         ===========

(1) Per share data retroactively adjusted to reflect the two-for-one stock split effective September 10, 1997.

                 Ambac Financial Group, Inc. and Subsidiaries
         Supplemental Analytical Data: Components of Core Earnings (1)
               For The Periods Ended December 31, 1997 and 1996

                                      Three Months Ended          Years Ended
                                        December 31,                December 31,
                                --------------------------  --------------------------
                                   1997          1996          1997          1996
                                --------------------------  --------------------------
Net income                          $58,884      $51,989       $223,030     $276,317
Adjustments:
  Net realized (gains) losses          (700)      (3,730)       (13,332)     (88,066)
  Non-recurring item                      -            -          2,101            -
                                    --------     --------      ---------    ---------

Operating earnings                   58,184       48,259        211,799      188,251

  Refundings, calls and
    other accelerations              (6,329)      (3,506)       (15,976)     (17,770)
                                    --------     --------      ---------    ---------

Core earnings                       $51,855      $44,753       $195,823     $170,481
                                    ========     ========      =========    =========

                 Ambac Financial Group, Inc. and Subsidiaries
             Supplemental Analytical Data: Components of Adjusted
                       Book Value Per Share (2) (3) (4)
                    December 31, 1997 and December 31,1996

                                                December 31,  December 31,
                                                    1997          1996
                                                    ----          ----
Book value                                         $26.77        $23.01
After-tax value of:
    Net unearned premium reserve less
      deferred acquisition costs                     8.26          6.75
    Present value of installment premiums            1.96          1.45
    Unrealized gain (loss) on investment
      agreement liabilities                         (0.40)         0.03
                                                   -------       ------
Adjusted book value                                $36.59        $31.25
                                                   =======       ======



(1)  See footnote (1) in January 29, 1998 press release
(2) Adjusted book value (ABV), which is not promulgated under GAAP, is used by management, equity analysts and investors as a measurement of the Company's intrinsic value with no benefit given for ongoing business activity. Management derives ABV by beginning with stockholders' equity (book value) and adding or subtracting the after-tax value of: the net unearned premium reserve; deferred acquisition costs; the present value of estimated net future installment premiums; and the unrealized gain or loss on investment agreement liabilities. These adjustments will not be realized until future periods and may differ materially from the amounts used in determining ABV. The definition of ABV used by the Company may differ from definitions of ABV used by other public holding companies of financial guarantee insurers.
(3)  Numbers may not add due to rounding.
(4) Per share data has been retroactively adjusted to reflect the two-for-one stock split effective September 10, 1997.

                          Ambac Assurance Corporation
          Statutory Accounting, Financial and Capital Information (1)
                    December 31, 1997 and December 31, 1996
                     (Dollars in Thousands, Except Ratios)


                                                 December 31,   December 31,
                                                     1997           1996
                                                -------------  -------------
Capital and Claim-Paying Resources:
 Contingency reserve                            $    667,814   $    567,537
 Capital and surplus                               1,006,829        899,023
                                                ------------   ------------
    Qualified statutory capital                    1,674,643      1,466,560

 Unearned premiums                                 1,217,660      1,003,510
 Losses and loss adjustment expenses                  50,860         21,623
                                                ------------   ------------
    Policyholders' reserves                        2,943,163      2,491,693

    Third party capital support (2)                  500,000        350,000
    Present value of installment premiums            210,781        157,689
                                                ------------   ------------

    Total                                       $  3,653,944   $  2,999,382
                                                ============   ============

 Net insurance in force                         $275,930,651   $227,234,512

 Capital ratio (3)                                     165:1          155:1

 Financial resources ratio (4)                          76:1           76:1

(1) Statutory accounting information for Ambac Assurance Corporation and Connie Lee Insurance Company are combined for purposes of this schedule. Qualified statutory capital for Ambac Assurance, on a stand alone basis, as of December 31, 1997 is $1.656 billion.
(2) Third party capital support represents a limited recourse irrevocable line of credit with a group of AAA/Aaa-rated banks as fronting banks.
(3) Capital ratio is net insurance in force divided by qualified statutory capital.
(4) Financial resources ratio is net insurance in force divided by the aggregate of total policyholders' reserves, third party capital support and net present value of installment premiums.